Exhibit 99.1

KIRKLAND’S HOME REPORTS SECOND QUARTER 2022 RESULTS

NASHVILLE, Tenn. (August 30, 2022) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, announced financial results for the 13-week and 26-week periods ended July 30, 2022.

Second Quarter 2022 Summary

•
Net sales were $102.1 million, with comparable sales decreasing 8.6%.
•
Gross profit margin of 18.1%.
•
GAAP net loss of $25.7 million, or a loss of $2.02 per diluted share, and adjusted net loss of $16.7 million, or an adjusted loss of $1.31 per diluted share.
•
Adjusted EBITDA of $(16.4) million.
•
Ended the period with a cash balance of $10.3 million, $55.0 million in outstanding debt and total liquidity of $30.3 million.
•
Closed four stores to end the quarter with 356 stores.

Management Commentary

“Our second quarter efforts were focused on re-engaging with our customers both in-store and online to drive sales in a challenging consumer spending environment,” said Steve “Woody” Woodward, president and CEO of Kirkland’s Home. “Throughout the quarter we intentionally elevated promotions to work through inventory levels, resulting in compressed margins but an improved sales trend from the first quarter across our omni-channel platform. Specifically, we experienced notable sales momentum in our furniture category, which gives us confidence that we remain on the right track to drive growth in this segment of the market. In addition, our in-home delivery program has been showing steady adoption as we work to streamline processes and improve efficiency.

“Looking forward, early indicators are showing demand for our harvest collection, and we are pleased to report that we experienced improvements in sales and gross profit margin in the first few weeks of August. With the majority of our harvest inventory already in place and our holiday inventory on schedule, we believe we are in a healthy position to fulfill the expected seasonal demand in the back half of the year.

“For the remainder of fiscal 2022, we are focused on improving our liquidity position and appropriately managing our inventory. As the broader consumer environment remains volatile, we also plan to continue actively adjusting our promotional strategy to drive sales and work through our inventory. We feel confident in our ability to maintain a lean operational cost structure and drive cash flow during the upcoming harvest and holiday seasons as we work to begin paying down our borrowings. Overall, we are committed to our long-term transformation strategy and unlocking the full potential of Kirkland’s Home.”

Second Quarter 2022 Financial Results

Net sales in the second quarter of 2022 were $102.1 million, compared to $114.8 million in the prior year quarter. Comparable same-store sales decreased 8.6%, including a 9.1% decline in e-commerce sales. The decrease was primarily driven by a decline in traffic and conversion, partially offset by an increase in average ticket.

Gross profit in the second quarter of 2022 was $18.5 million, or 18.1% of net sales, compared to $39.7 million, or 34.6% of net sales, in the prior year quarter. The decline was primarily a result of increased promotional activity to move through inventory, higher distribution costs and increased shrink, as well as the impact of lower sales on certain fixed cost components.

Operating loss in the second quarter of 2022 was $21.8 million compared to operating income of $0.2 million in the prior year quarter. The decrease was primarily a result of the aforementioned decline in gross profit and a larger percentage of fixed operating costs relative to the lower sales base.

EBITDA in the second quarter of 2022 was a loss of $17.5 million compared to income of $5.4 million in the prior year quarter. Adjusted EBITDA in the second quarter of 2022 was a loss of $16.4 million compared to income of $5.1 million in the prior year quarter.

Net loss in the second quarter of 2022 was $25.7 million, or a loss of $2.02 per diluted share, compared to net income of $0.6 million, or earnings of $0.04 per diluted share, in the prior year quarter. Adjusted net loss in the second quarter of 2022 was $16.7 million, or a loss of $1.31 per diluted share, compared to an adjusted net loss of $0.1 million, or a loss of $0.01 per diluted share, in the prior year quarter.

At July 30, 2022, the Company had a cash balance of $10.3 million and total liquidity of $30.3 million, with $55.0 million of outstanding debt under its $75 million senior secured revolving credit facility. The Company did not repurchase any shares of stock during the second quarter of fiscal 2022.

Investor Conference Call and Web Simulcast

Kirkland’s Home management will host a conference call to discuss its financial results for the second quarter ended July 30, 2022, followed by a question-and-answer period.

Date: Tuesday, August 30, 2022

Time: 9:00 a.m. Eastern Time

Toll-free dial-in number: (855) 560-2577

International dial-in number: (412) 542-4163

Conference ID: 10170457

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.kirklands.com. The online replay will follow shortly after the call and continue for one year.

A telephonic replay of the conference call will be available after the conference call through September 6, 2022.

Toll-free replay number: (877) 344-7529

International replay number: (412) 317-0088

Replay ID: 7044481

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home furnishings in the United States, currently operating 355 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allows the Company’s customers to furnish their home at a great value. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility, the Company’s actual and anticipated progress towards its short-term and long-term objectives including its brand transformation strategy, the timing of normalized macroeconomic conditions from the impacts of global geopolitical unrest and the COVID-19 pandemic on the Company’s revenues, inventory and supply chain, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas, inflation, fluctuations in cost and availability of inventory, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 25, 2022 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	July 30,	July 31,
	2022	2021
Net sales	$102,101	$114,790
Cost of sales	83,576	75,092
Gross profit	18,525	39,698
Operating expenses:
Compensation and benefits	21,507	21,664
Other operating expenses	17,222	16,181
Depreciation (exclusive of depreciation included in cost of sales)	1,596	1,630
Total operating expenses	40,325	39,475
Operating (loss) income	(21,800)	223
Other expense, net	283	1
(Loss) income before income taxes	(22,083)	222
Income tax expense (benefit)	3,622	(404)
Net (loss) income	$(25,705)	$626
(Loss) earnings per share:
Basic	$(2.02)	$0.04
Diluted	$(2.02)	$0.04
Weighted average shares outstanding:
Basic	12,740	14,163
Diluted	12,740	15,161

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	26-Week Period Ended
	July 30,	July 31,
	2022	2021
Net sales	$205,386	$238,359
Cost of sales	158,569	158,406
Gross profit	46,817	79,953
Operating expenses:
Compensation and benefits	42,399	40,777
Other operating expenses	34,020	33,656
Depreciation (exclusive of depreciation included in cost of sales)	3,293	3,243
Total operating expenses	79,712	77,676
Operating (loss) income	(32,895)	2,277
Other expense, net	367	6
(Loss) income before income taxes	(33,262)	2,271
Income tax expense (benefit)	298	(74)
Net (loss) income	$(33,560)	$2,345
(Loss) earnings per share:
Basic	$(2.65)	$0.16
Diluted	$(2.65)	$0.15
Weighted average shares outstanding:
Basic	12,653	14,229
Diluted	12,653	15,298

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	July 30,	January 29,	July 31,
	2022	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$10,330	$25,003	$45,248
Inventories, net	141,702	114,029	92,017
Prepaid expenses and other current assets	7,273	10,537	8,779
Total current assets	159,305	149,569	146,044
Property and equipment, net	45,934	49,997	56,332
Operating lease right-of-use assets	140,310	124,684	136,381
Other assets	7,891	6,939	6,368
Total assets	$353,440	$331,189	$345,125
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,569	$62,535	$50,890
Accrued expenses	27,636	30,811	30,895
Operating lease liabilities	40,801	41,268	42,772
Total current liabilities	130,006	134,614	124,557
Operating lease liabilities	123,426	111,021	129,985
Revolving line of credit	55,000	—	—
Other liabilities	4,897	4,428	5,981
Total liabilities	313,329	250,063	260,523
Net shareholders’ equity	40,111	81,126	84,602
Total liabilities and shareholders’ equity	$353,440	$331,189	$345,125

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	26-Week Period Ended
	July 30,	July 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(33,560)	$2,345
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization of property and equipment	8,837	10,486
Amortization of debt issue costs	46	46
Asset impairment	228	310
Loss on disposal of property and equipment	183	5
Stock-based compensation expense	1,165	883
Changes in assets and liabilities:
Inventories, net	(27,673)	(29,934)
Prepaid expenses and other current assets	3,489	111
Accounts payable	(1,165)	(4,619)
Accrued expenses	(1,264)	(4,648)
Income taxes receivable	(2,136)	(2,523)
Operating lease assets and liabilities	(3,840)	(9,837)
Other assets and liabilities	(377)	(779)
Net cash used in operating activities	(56,067)	(38,154)

Cash flows from investing activities:
Proceeds from sale of property and equipment	33	15
Capital expenditures	(5,019)	(3,402)
Net cash used in investing activities	(4,986)	(3,387)

Cash flows from financing activities:
Borrowings on revolving line of credit	55,000	—
Cash used in net share settlement of stock options and restricted stock units	(2,383)	(330)
Proceeds received from employee stock option exercises	16	146
Repurchase and retirement of common stock	(6,253)	(13,364)
Net cash provided by (used in) financing activities	46,380	(13,548)

Cash and cash equivalents:
Net decrease	(14,673)	(55,089)
Beginning of the period	25,003	100,337
End of the period	$10,330	$45,248

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted operating (loss) income, adjusted net (loss) income and adjusted diluted (loss) earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating the Company’s operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating (loss) income as operating (loss) income with non-GAAP adjustments. The Company defines adjusted net (loss) income and adjusted diluted (loss) earnings per share by adjusting the applicable GAAP financial measures for non-GAAP adjustments.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating (loss) income to EBITDA, adjusted EBITDA and adjusted operating (loss) income for the 13-week and 26-week periods ended July 30, 2022 and July 31, 2021 and a reconciliation of net (loss) income and diluted (loss) earnings per share to adjusted net (loss) income and adjusted diluted (loss) earnings per share for the 13-week and 26-week periods ended July 30, 2022 and July 31, 2021:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	13-Week Period Ended		26-Week Period Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Operating (loss) income	$(21,800)	$223	$(32,895)	$2,277
Depreciation and amortization	4,338	5,214	8,837	10,486
EBITDA	(17,462)	5,437	(24,058)	12,763
Non-GAAP adjustments:
Total adjustments in cost of sales(1)	(162)	(1,017)	46	(1,506)
Asset impairment(2)	228	—	228	310
Stock-based compensation expense(3)	617	651	1,165	883
Severance charges(4)	366	11	379	291
Total adjustments in operating expenses	1,211	662	1,772	1,484
Total non-GAAP adjustments	1,049	(355)	1,818	(22)
Adjusted EBITDA	(16,413)	5,082	(22,240)	12,741
Depreciation and amortization	4,338	5,214	8,837	10,486
Adjusted operating (loss) income	$(20,751)	$(132)	$(31,077)	$2,255

Net (loss) income	$(25,705)	$626	$(33,560)	$2,345
Non-GAAP adjustments, net of tax:
Total adjustments in cost of sales(1)	(120)	(771)	35	(1,139)
Asset impairment(2)	177	—	177	234
Stock-based compensation expense, including tax impact(3)	609	78	348	150
Severance charges(4)	284	9	293	220
Total adjustments in operating expenses	1,070	87	818	604
Tax valuation allowance(5)	8,092	(36)	8,307	(110)
Total non-GAAP adjustments, net of tax	9,042	(720)	9,160	(645)
Adjusted net (loss) income	$(16,663)	$(94)	$(24,400)	$1,700

Diluted (loss) earnings per share	$(2.02)	$0.04	$(2.65)	$0.15
Adjusted diluted (loss) earnings per share	$(1.31)	$(0.01)	$(1.93)	$0.11

Diluted weighted average shares outstanding	12,740	15,161	12,653	15,298
Adjusted diluted weighted average shares outstanding	12,740	14,163	12,653	15,298

(1) Costs associated with asset disposals, closed store and lease termination costs and any gains on lease terminations.

(2) Asset impairment charges are related to property and equipment.

(3) Stock-based compensation expense includes amounts expensed related to equity incentive plans.

(4) Severance charges include expenses related to severance agreements and permanent store closure compensation costs.

(5) To remove the impact of the change in the Company’s valuation allowance against deferred tax assets in order to present adjusted results with a normalized tax rate.